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                                                                   EXHIBIT 10.31

                    SOFTWARE LICENSE AND SERVICES AGREEMENT

THIS SOFTWARE LICENSE AND SERVICES AGREEMENT (the "Agreement") is between SAGENT TECHNOLOGY, INC., with its principal place of business at 2226 E. Bayshore Road, Suite 100, Palo Alto, CA 94303 ("Sagent") and SIEBEL SYSTEMS, INC., with its principal place of business at 1855 South Grant Street, San Mateo, CA 94402 ("Customer"), and For purposes of this Agreement, "Customer" shall include Siebel Systems, Inc. and all its Affiliates, as defined below.

The terms of this Agreement shall apply to each Program License (as defined in Section 1.13 below) and to all services provided by Sagent under this Agreement. When completed by the parties, Order Forms (as defined in Section 1.10 below) shall evidence the Program Licenses to be provided in Customer hereunder. The terms and conditions set forth in this Agreement and in any Order Form shall control in the event that there are different or additional terms set forth in any other purchase order submitted by Customer or acceptance form or invoice issued by Sagent. The terms and conditions of any Order Form shall control over any conflicting terms and conditions contained in this Agreement.

1.   DEFINITIONS

1.1 "AFFILIATE" shall mean any entity controlled by, controlling, or under common control with Customer. Such entity shall be deemed to be an "Affiliate" only so long as such control exists. Upon request, Customer agrees to confirm the Affiliate status of a particular entity.

1.2 "COMMENCEMENT DATE" of each Program License shall mean the date on which an Ordered Program is first delivered to Customer.

1.3 "DESIGNATED SYSTEM" shall mean Customer's computer hardware and operating system designated on the Order Form.

1.4 "DOCUMENTATION" shall mean Sagent's then current published guides, manuals and on-line help for the Ordered Programs. As of the Effective Date, such guides and manuals for the Ordered Programs are listed in Exhibit C.

1.5 "EFFECTIVE DATE" shall mean the effective date set forth at the end of this Agreement.

1.6 "PRE-PRODUCTION PROGRAM" shall mean a software program which is (i) not generally licensed for commercial use by Sagent, (ii) not listed as generally available in Sagent's marketing literature, or (iii) designated by Sagent as an "Alpha," "Beta," or "Pre Production" program or release.

1.7 "MAINTENANCE SERVICES" shall mean the services provided under Sagent's standard Maintenance Services policy in effect on the date such services are ordered. A copy of Sagent's current Maintenance Services policy is attached as EXHIBIT B.

1.8 "ORDER FORM" shall mean the document, substantially in the form of EXHIBIT A, by which Customer orders Program Licenses and related services and which is executed by the parties. Each Order Form shall reference the Effective Date of this Agreement and shall upon signature by both parties, be incorporated into this Agreement.

1.9 "ORDERED PROGRAMS" shall mean the User Programs and System Programs as delivered by Sagent as listed in one or more Order Forms.

1.10 "PROGRAMS" shall mean (i) the User Programs and System Programs, and (ii) Updates.

1.11 "PROGRAM LICENSE" shall mean each license granted to Customer for a User to use a Program.

1.12 "SERVER SYSTEM" shall mean the server hardware and operating system of Customer specified on the Order Form.

1.13 "SYSTEM PROGRAMS" shall mean the object code of the software specified as "System Programs" on an Order Form that resides and operates on Server Systems.

1.14 "SUPPORTED PLATFORM" shall mean the hardware and software platforms (e.g. database server systems, application server systems, and client systems) that are supported by Sagent as expressly set forth in the Documentation. The requirements for the Supported Platform are subject to change as specified by Sagent in its discretion with thirty (30) days prior written notice to Customer.

1.15 "UPDATE" shall mean a subsequent release of a Program that Sagent makes generally available at no additional charge for Programs receiving Maintenance Services. Updates shall not include any release, option, future product, or any upgrade in features, functionality or performance of the Programs which Sagent licenses separately or offers only for an additional fee; provided, however, that Updates shall include all (i) bug fixes, patches, and maintenance releases,
(ii) new point releases denoted by a change to the right of the first decimal point (e.g., v30 to 31), and (iii) new major version releases denoted by a change to the left of the first decimal point (e.g., v3.0 to 4.0) so long as Customer is current on maintenance fee obligations.

1.16 "USERS" shall mean the unlimited number of individuals using the Programs. Users may include the employees of Customer or third parties; provided that such third party is limited to use of the Programs (i) only as configured and deployed by Customer, and (ii) solely in connection with Customer's business operations as conducted by or through such third party, including but not limited to the installation, administration or implementation of the Programs for Customer. Customer agrees that it is responsible for insuring that any third party usage is in accordance with the terms and conditions of this Agreement. Notwithstanding the foregoing, Users shall exclude any individuals employed by, or acting on behalf or under the direction of, a direct competitor of Sagent.

1.17 "USER PROGRAMS" shall mean the object code of the software specified as "User Programs" on an Order Form that resides and operates on User Systems.

1.18 "USER SYSTEM" shall mean the hardware and operating systems operated by Users, including notebook and portable computers.

2.   PROGRAM LICENSE

2.1 LICENSE GRANT. Subject to the terms and conditions of this Agreement, Sagent grants Customer the worldwide, nonexclusive, perpetual right, solely for its own internal business operations.

     A. TO USE. (i) to use the Programs solely on the Designated System, or on a backup system if the Designated System is inoperative, (ii) to use the Documentation solely for purposes of supporting Customer's use of the Programs;
(iii) to use the Training Materials solely for purposes of supporting Users who attend Sagent training courses; (iv) to use the Sagent Tools User Programs solely in accordance with the Documentation to create Customer specific objects for use with the User Programs, (v) to use the Deliverables solely for purposes of installing or operating the programs, and (vi) to have third parties (e.g., system integrators) install, integrate, and implement the Programs for the Customer;

     B. TO COPY. (i) to copy the System Programs as reasonably necessary to support the Users; (ii) to copy the User Programs, so long as such User operates only one copy of the User Program at any given time, (iii) to make a reasonable number of additional copies of the Programs solely for archival, emergency back-up, or disaster recovery purposes; and (iv) to copy the on-line help Documentation as reasonably necessary to support its Users.

2.2 LICENSE RESTRICTIONS. The rights granted in Section 2.1 are subject to the following restrictions: (i) Customer may not reverse engineer, disassemble, decompile, or otherwise attempt to derive the source code of the Programs, provided that, if required under applicable law, upon Customer's request, Sagent shall provide information necessary for Customer to achieve interoperability between the Programs and other software for a nominal administrative charge;
(ii) Customer may not sublicense or use the Programs for commercial time-sharing, rental, or service bureau use, or to train persons other than Users, unless previously agreed to in writing by Sagent; (iii) Customer shall not use the Sagent Tools User Programs for general application development purposes; and (iv) with regard to any and all copies of the Programs, and Documentation, Customer shall only make exact copies of the versions as originally delivered by Sagent. Customer shall ensure that each copy contains all titles, trademarks, and copyright and restricted rights notices as in the original, and all such copies shall be subject to the terms and conditions of this Agreement.

2.3 RETENTION OF RIGHTS. Sagent reserves all rights not expressly granted to Customer in this Agreement. Without limiting the generality of the foregoing, Customer acknowledges and agrees that: (i) except as specifically set forth in this Agreement, Sagent and its suppliers retain all rights, title and interest in and to the Programs, Documentation, Deliverables, and Training Materials and Customer acknowledges and agrees that it does not acquire any rights, express or implied, thereon, (ii) any configuration or deployment of the User Programs shall not affect or diminish Sagent's rights, title, and interest in and to
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the Programs and (iii) if Customer suggests any new features functionality, or performance for the Programs that Sagent subsequently incorporates into the Programs, such new features, functionality, or performance shall be the sole and exclusive property of Sagent and shall be free from any confidentiality restrictions that might otherwise be imposed upon Sagent pursuant to Section 9.1

2.4 ASSIGNMENT. Neither this Agreement nor any rights granted hereunder may be sold, issued, assigned, or otherwise transferred, in whole or in part, by either party, and any such attempted assignment shall be void and of no effect without the advance written consent of the other party. Such consent not to be unreasonably withheld or delayed, provided, however that such consent shall not be required if (i) either party assigns this Agreement to a wholly owned subsidiary or in connection with a merger, acquisition, or sale of all or substantially all of its assets, unless the surviving entity is a direct competitor of the other party, or (ii) Sagent assigns its right to receive and collect payments hereunder.

2.5 ACCEPTANCE. Unless an Ordered Program has previously been accepted by Customer. Customer shall have thirty (30) days from the first date of delivery of the Ordered Program (the "Acceptance Period") to evaluate such Ordered Program. If, during the Acceptance Period, any Ordered Program fails to conform in all material respects to the functions described in the Documentation when operated on a Supported Platform, then (i) for Ordered Programs listed on the first Order Form executed under this Agreement. Customer has the right to terminate this Agreement by providing Sagent written notice during the Acceptance Period and upon return of the Order Programs pursuant to Section 5.5, receive a full refund of all Program License fees paid to Sagent pursuant to this Agreement as of such termination date, and (ii) for Ordered Programs listed on subsequent Order Forms, Customer has the right to terminate the corresponding Program License by providing Sagent written notice during the Acceptance Period and, upon return of the Ordered Programs pursuant to Section 5.5, receive a full refund of any Program Licensee fees paid to Sagent with respect to such returned Ordered Program as of the termination date. This Section states Customer's sole and exclusive remedy with regard to nonconformance of any Ordered Program to the Documentation. Failure by Customer to notify Sagent in writing of nonconformance of an Ordered Program within the Acceptance Period shall be deemed acceptance. Notwithstanding the foregoing, the warranties and remedies set forth in Sections
6.2 and 6.3 shall have full force and effect both during and after the Acceptance Period.

2.6 CHANGE OR ADDITION OF DESIGNATED SYSTEM. If, at any time, Customer desires to change the Designated System to another Supported Platform, Customer may do so at no additional charge by providing Sagent fifteen (15) days prior written notice. If Customer wishes to add a database management system that is a Supported Platform, Customer may do so by providing Sagent fifteen (15) days prior written notice and paying any applicable fees.

2.7 VERIFICATION. At Sagent's written request, but not more frequently than annually, Customer shall furnish Sagent with a document signed by Customer's authorized representative listing (locations of the Designated Systems.

3.  SOURCE CODE ESCROW

Customer shall have the right to become a beneficiary to the Master Preferred Escrow Agreement between Sagent and Data Securities International, Inc., a copy of which will be provided to Customer upon request and which will be incorporated by reference into this Agreement when Customer executes an Acceptance Form pursuant to the Master Preferred Escrow Agreement.

4.  SERVICES

4.1 MAINTENANCE SERVICES FOR PROGRAMS. Customer agrees to purchase Maintenance Services for the period specified in the applicable Order Form for each Program licensed pursuant to this Agreement. Sagent reserves the right to alter its standard Maintenance Services policy from time to time using reasonable discretion but in no event shall such alterations result in diminished support from the level of support set forth in Exhibit B. Sagent shall provide Customer with sixty (60) days prior written notice of any material changes to the level of Maintenance Services set forth in Exhibit B.

5.  TERM AND TERMINATION

5.1 TERM. Each Program License granted under this Agreement shall commence on the applicable Commencement Date and shall remain in effect perpetually unless such Program License or this Agreement is terminated as provided in Section 5.2 or 5.3 or in accordance with Section 2.5.

5.2 TERMINATION BY EITHER PARTY FOR MATERIAL BREACH. Either party may terminate this Agreement or any Program License upon written notice if the other party materially breaches this Agreement and fails to cure such breach within thirty
(30) days following receipt of written notice specifying the breach in detail; provided, however, the Customer may terminate Maintenance Services only if Sagent materially breaches the provisions of Exhibit B and fails to cure, or to begin in good faith to cure, the breach within sixty (60) days following written notice from Customer specifying the breach in detail. In the event of termination of Maintenance Services, Customer shall be liable only for payment for Maintenance Services through the termination date and shall receive a pro-rata refund of any unused prepaid fees.

5.3 EFFECT OF TERMINATION. Subject to the provisions of Section 2.5, termination of this Agreement or any Program License shall not limit either party from pursuing other remedies available to it, including injunctive relief, nor shall such termination relieve Customer of its obligation to pay all fees that have accrued or are otherwise owed by Customer under any Order Form. The parties' rights and obligations under Sections 2.2, 2.3, 2.5, 5, 6.1, 7, 8 and 9 shall survive termination of this Agreement.

5.4 HANDLING OF PROGRAMS UPON TERMINATION. If a Program License granted under this Agreement terminates, Customer shall (i) cease using the applicable Programs, Documentation, and related Confidential Information of Sagent, and
(ii) certify to Sagent within thirty (30) days after termination that Customer has destroyed, or has returned to Sagent, the Programs, Documentation, related Confidential Information of Sagent, and all copies thereof, whether or not modified or merged into other materials.

6.  INDEMNITY, WARRANTIES, REMEDIES

6.1 SAGENT'S INFRINGEMENT INDEMNITY. Sagent will defend and indemnify Customer against any and all costs, damages and expenses (including reasonable legal fees) finally awarded against Customer by a court of competent jurisdiction or agreed to in a written settlement agreement signed by Sagent arising out of any claim that the Programs directly infringe any U.S. patent issued as of the Effective Date or any copyright, trade secret or trademark ("IP Claim"), provided that: (i) Customer promptly notifies Sagent in writing no later than sixty (60) days after Customer's receipt of notification of a potential claim,
(ii) Sagent may assume sole control of the defense of such claim and all related settlement negotiations; and (iii) Customer provides Sagent, at Sagent's request and expenses, with the assistance, information and authority necessary to perform Sagent's obligations under this Section. Notwithstanding the foregoing, Sagent shall have no liability for any claim of infringement based on (a) the use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs, which Sagent provided to Customer, (b) the modification of a Program, or (c) the use of the Programs other than in accordance with the Documentation.

If, due to an IP Claim, (i) the Programs are held by a court of competent jurisdiction or are believed by Sagent to infringe, or (ii) Customer receives a valid court order enjoining Customer from using the Programs, Sagent shall in its reasonable judgment, and at its expense, (a) replace or modify the Programs to be non infringing; (b) obtain for Customer a license to continue using the Programs; or (c) if Sagent cannot reasonably obtain the remedies in (a) or (b), terminate the Program License for the infringing Programs and refund the license fees paid for those Programs upon return by Customer. This Section 6.1 states Sagent's entire liability and Customer's exclusive remedy for any claim of infringement.

6.2 LIMITED WARRANTIES AND DISCLAIMERS

    A. LIMITED PROGRAM WARRANTY. Sagent warrants for one (1) year from the Commencement Date that each Ordered Program for which Customer has a Program License will perform in all material respects the functions described in the Documentation when operated on a Supported Platform.

    B. LIMITED MEDIA WARRANTY. Sagent warrants for ninety (90) days from the Commencement Date that the tapes, diskettes or other media upon which Sagent delivers Programs to Customer will be free of defects in materials and workmanship under normal use.

    C. LIMITED SERVICES WARRANTY. Sagent warrants for ninety (90) days from the performance of any services by Sagent pursuant to this Agreement, including Maintenance Services, that such services shall be performed in a manner consistent with generally accepted industry standards.

    D. ANTI-VIRUS WARRANTY. Sagent warrants that to the best of its knowledge after employing reasonable technical means to detect computer viruses, the Programs do not contain any virus or computer software code, routines or devices (other than as set forth in the Documentation) designed to disable, damage, impair, or erase the Programs or other software or data. For failure to comply with this warranty, Sagent shall, of Sagent's expenses, immediately replace all copies of the affected Programs in the possession of

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Customer. This Section states Customer's sole and exclusive remedies and
Sagent's entire liability for a breach of this warranty.

     E. YEAR 2000 WARRANTY. Sagent warrants that the Programs, as provided by Sagent, are capable of processing, recording, storing and presenting data containing four-digit years after December 31, 1999 in substantially the same manner and with substantially the same functionality as before January 1, 2000. Sagent assumes no responsibilities or obligations to cause third-party products or services to function with the Programs. Sagent will not be in breach of this warranty for any failure of the Programs to correctly create or process date-related data if such failure results from the inability of any software, hardware, or systems of Customer or any third party (including any underlying database engines, operating systems, and related drivers) either to correctly create or process date-related data or to create or process such date-related data in a manner consistent with the method in which the Programs create or process date-related data. In the event of a breach of this warranty, Customer's sole and exclusive remedy and Sagent's sole liability shall be to use its commercially reasonable efforts to correct or provide a workaround for reproducible Program errors that cause breach of this warranty, or if Sagent is unable to make the Program operate as warranted within a reasonable time considering the severity of the error and its impact on the Customer. Customer shall be entitled to return the Program to Sagent and recover the fees paid to Sagent for the Program License.

     F. DISCLAIMERS. Sagent does not warrant that the Programs will meet Customer's requirements, the Programs will operate in combinations with other hardware, software, systems or data not provided by Sagent (except as expressly specified in writing by Sagent in the Documentation) which Customer may select for use; the operation of the Programs will be uninterrupted or error free; or all Program errors will be corrected. Notwithstanding any provision to the contrary, Pre-Production Programs, Deliverables, and Training Materials are distributed "AS IS" and Customer acknowledges that Pre-Production Programs are not suitable for general use. THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU
OF ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.3 EXCLUSIVE REMEDIES. Customer must report in writing any breach of the warranties contained in Sections 6 2A, 6 2B and 6 2C to Sagent during the relevant warranty period, and Customer's exclusive remedy and Sagent's entire liability for such breach shall be.

     A. FOR PROGRAMS. To use its commercially reasonable efforts to correct or provide a workaround for reproducible Program errors that cause a breach of this warranty or if Sagent is unable to make the Program operate as warranted within a reasonable time considering the severity of the error and its impact on the Customer. Customer shall be entitled to return the Program to Sagent and recover the fees paid to Sagent for the Program License.

     B. FOR MEDIA. The replacement of the defective media.

     C. FOR SERVICES. The reperformance of the services, or if Sagent is unable to perform the services as warranted. Customer shall be entitled to recover the fees paid to Sagent for the nonconforming services.

6.4 GENERAL INDEMNITY. Each party (an "Indemnitor") shall defend and indemnify the other party and its employees, officers, directors and agents (the "Indemnitee") against all damages for bodily injury, death, or damage to real or tangible personal property proximately caused by the Indemnitor in the course of performing this Agreement; provided that (i) the Indemnitor receives prompt written notice of the claim from the Indemnitee under this Section, (ii) the Indemnitor has the right to control the defense of such claim and any related settlement negotiations, and (iii) the Indemnitee provides to the Indemnitor, at the Indemnitor's request and expense, with the assistance, information and authority necessary to perform the Indemnitor's obligations under this Section.

7.  LIMITATION OF LIABILITY

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF PROFITS, DATA OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Except for Sagent's liability for infringement claims under Section 6.1 or for any breach of its obligations under Section 9.1, Sagent's aggregate and cumulative liability for damages hereunder shall in no event exceed the amount of fees paid by Customer under this Agreement, and if such damages result from Customer's use of the Program or services, such liability shall be limited to fees paid for the relevant Program or services giving rise to the liability. Except for any breach of its obligations under Sections 2.1, 2.2, 8 and 9.1, Customer's aggregate and cumulative liability for damages hereunder shall in no event exceed the amount of fees paid by Customer under this Agreement.

8.   PAYMENT PROVISIONS

8.1 LICENSE FEES. In consideration of the license granted herein, Customer agrees to make the license fee payments set forth in Order Forms which payments shall be nonrefundable and irrevocable except as otherwise provided in Sections 2.5, 6.1 and 6.3A of this Agreement. Concurrently with the execution of this Agreement, Customer shall place a binding initial order for Programs using the Order Form attached hereto as EXHIBIT A.

8.2 MAINTENANCE SERVICE FEES. Fees for Maintenance Services shall be payable as set forth in the Order Form.

8.3  OTHER FEES. All other applicable fees, if any, shall be payable thirty
(30) days from the receipt of Sagent's invoice.

8.4 TAXES. The fees listed in this Agreement do not include taxes, duties or fees; if Sagent is required to pay (i) sales, use, property, value-added, withholding or other taxes, (ii) any customs or other duties or (iii) any import, warehouse or other fees, associated with the importation or delivery based on the Program Licenses granted or services provided in this Agreement or on Customer's use of Programs or services, then such taxes, duties or fees shall be billed to and paid by Customer. If Customer is permitted to declare any such taxes, Customer shall declare and pay such taxes and Sagent shall not be required to invoice Customer. This Section shall not apply to taxes based on Sagent's income or payroll taxes.

9.   GENERAL TERMS

9.1 NONDISCLOSURE. Each party may have access to information that is confidential to the other party ("Confidential Information"). Sagent's Confidential Information shall include, but not be limited to, the Programs, Documentation, formulas, methods, know how, processes, designs, new products, developmental work, marketing requirements, marketing plans, customer names, prospective customer names, the terms and pricing under this Agreement, and all information clearly identified in writing at the time of disclosure as confidential. Customer's Confidential Information shall include but not be limited to, its software programs, formulas, methods, know-how, processes, designs, new products, developmental work, marketing requirements, marketing plans, customer names, prospective customer names, and all information clearly identified in writing at the time of disclosure as confidential. Confidential Information includes all information received from third parties that either party is obligated to treat as confidential and oral information that is identified by either party as confidential.

A party's Confidential Information shall not include information that (i) is or becomes a part of the public domain through no act or omission of the other party; (ii) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure; (iv) is independently developed by the other party without use of or reference to the other party's Confidential Information, or (v) is required to be disclosed by law or valid order of a court or other governmental authority; provided, however, that the responding party shall first have given notice to the other party and shall have made a reasonable effort to obtain a protective order requiring that the Confidential Information so disclosed be used only for the purposes for which the order was issued.

The parties agree, unless required by law, not to make each other's Confidential Information available in any form to any third party (except third parties who are Users as defined hereunder) or to use each other's Confidential Information for any purpose other than in the performance of this Agreement. Customer shall not disclose the results of any performance tests of the Programs to any third party without Sagent's prior written approval. Each party agrees to take all reasonable steps to ensure that Confidential Information is not disclosed or distributed by its employees or agents in breach of this Agreement. The parties agree to hold each other's Confidential Information in confidence during the term of this Agreement and for a period of three (3) years thereafter. Each party acknowledges and agrees that, due to the unique nature of Confidential Information, there can be no adequate remedy at law for breach of this Section 9.1 and that such breach would cause irreparable harm to the non-breaching party; therefore, the non-breaching party shall be entitled to seek immediate injunctive relief, in addition to whatever remedies it might have at law or under this Agreement.








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This Section 9.1 constitutes the entire understanding of the parties and supersedes all prior or contemporaneous agreements, representations or negotiations, whether oral or written, with respect to confidential information.

9.2 GOVERNING LAW. This Agreement and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California, excluding its conflict of law provisions. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.

9.3 NOTICES. All notices required to be sent hereunder shall be in writing and shall be deemed to have been given upon (i) the date sent by confirmed facsimile, (ii) on the date it was delivered by courier, or (iii) if by certified mail return receipt requested, on the date received, to the addresses set forth above and to the attention of the signatory of this Agreement or to such other address or individual as the parties may specify from time to time by written notice to the other party.

9.4 SEVERABILITY. In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force.

9.5 WAIVER. The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for nonpayment or breach of Sagent's proprietary rights in the Programs or Documentation, no action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued.

9.6 DELIVERY. All materials provided by Sagent hereunder shall be delivered to Customer on a F.O.B. Sagent's Palo Alto Headquarters basis for destinations within the United States, or on FCA (?????? 1990) Sagent's Palo Alto Headquarters basis for destinations outside the United States, at which point title to the carrier ?????? and risk of loss or damage to the materials shall be transferred from Sagent to Customer. Nothing in this Section shall be deemed to transfer title to, or provide Customer with any rights in, the Programs, Deliverables or Documentation, except as specifically provided in this Agreement.

9.7 EXPORT CONTROLS. Customer agrees to comply fully with all relevant export laws and regulations of the United States, including but not limited to the U.S. Export Administration Regulations (collectively, "U.S. Export Controls"). Without limiting the generality of the foregoing, Customer expressly agrees that it shall not, and shall cause its representatives to agree not to, export, directly or indirectly, re-export, divert, or transfer the Programs, Documentation or any direct product thereof to any destination, company or person restricted or prohibited by U.S. Export Controls.

9.8 RELATIONSHIP BETWEEN THE PARTIES. Sagent is an independent contractor, nothing in this Agreement shall be construed to create a partnership, joint venture or agency relationship between the parties.

9.9 ENTIRE AGREEMENT. This Agreement, together with the attached exhibits which are incorporated by reference, constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement and such exhibits. This Agreement may not be modified or amended except in writing signed by a duly authorized representative of each party. No other act, document, usage or custom shall be deemed to amend or modify this Agreement.

9.10 COUNTERPARTS AND EXCHANGES BY FAX. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by fax shall be sufficient to bind the parties to the terms and conditions of this Agreement.

The Effective Date of this Agreement shall be _____________________.

EXECUTED BY: SAGENT TECHNOLOGY, INC.


Signature: [SIG]
          ----------------------

Name:      [SIG]
     ---------------------------

Title:  EVP of Sales
     ---------------------------

Date:  March 31, 1998
     ---------------------------




EXECUTED BY: SIEBEL SYSTEMS, INC.



Signature: /s/ KEVIN A. JOHNSON/ [initials]
          ----------------------

Name:      Kevin A. Johnson
     ---------------------------

Title:  Vice President, Legal Affairs
     ---------------------------

Date:  March 31, 1998
     ---------------------------


              [SEAL]

Copyright (c) Sagent Systems, Inc.                   Revised internal use 0331b3
rev 980311                                                                Page 3

                              Sagent Systems, Inc.
                    Software License and Services Agreement

                                   EXHIBIT A

                                   ORDER FORM

CUSTOMER NAME:         SIEBEL SYSTEMS, INC.
               --------------------------------------------------------------------------------
Effective Date of Software License and Services Agreement:           March 31, 1998
                                                               --------------------------------
Number of Server Systems:                                            Unlimited site license
                                                               --------------------------------
Maximum Number of Named Users:                                       Unlimited site license
                                                               --------------------------------
Designated System:                                                   To Be Determined
                                                               --------------------------------

ORDERED PROGRAMS:
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                      NUMBER OF USERS OR SERVERS
------------------------------------------------------------------------------------------------------------------------------------
Sagent Data Mart Server                                                                                       Unlimited
------------------------------------------------------------------------------------------------------------------------------------
Sagent Admin                                                                                                  Unlimited
------------------------------------------------------------------------------------------------------------------------------------
Sagent Design Studio                                                                                          Unlimited
------------------------------------------------------------------------------------------------------------------------------------
OLE/DB Client Connections                                                                                     Unlimited
------------------------------------------------------------------------------------------------------------------------------------
Sagent Information Studio                                                                                     Unlimited
------------------------------------------------------------------------------------------------------------------------------------
Sagent Analysis                                                                                               Unlimited
------------------------------------------------------------------------------------------------------------------------------------
Sagent Weblink                                                                                                Unlimited
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
TOTAL PROGRAM LICENSE FEES FOR THE PROGRAMS LICENSED HEREUNDER, DUE AND PAYABLE NET 45 DAYS FROM RECEIPT OF INVOICE         $[*]
------------------------------------------------------------------------------------------------------------------------------------

MAINTENANCE SERVICES

------------------------------------------------------------------------------------------------------------------------------------
TOTAL ANNUAL MAINTENANCE FEES FOR THE PROGRAMS LICENSED HEREUNDER, DUE AND PAYABLE NET 45 DAYS FROM RECEIPT OF INVOICE      $[*]
------------------------------------------------------------------------------------------------------------------------------------

ADDITIONAL TERMS AND CONDITIONS:

1.   SITE LICENSE   Sagent and Customer agree that the Total Program License
Fees set forth in this Order Form are in consideration for a worldwide license to use the Programs set forth in this Order Form by an unlimited number of Designated Systems and servers and an unlimited number of Users. The Programs set forth in this Order Form represent all products currently generally available from Sagent. Upon Sagent's release of additional products, Sagent shall promptly deliver such products to Customer as Updates under this Agreement at no additional charge.

2.   ELECTRONIC DELIVERY OF THE ORDERED PROGRAMS AND DOCUMENTATION   Sagent
shall deliver the Ordered Programs, Updates, and Documentation to Customer electronically. Customer agrees to set up a secure FTP site or to take other reasonable measures to assist Sagent in the secure delivery of the Ordered Programs (i.e., establishing a FTP server) and the parties collectively determine that electronic delivery is technically feasible within the time frame specified for delivery. The Ordered Programs and the Documentation will be electronically transmitted in separate transactions, and Sagent and Customer each will provide the other party with tangible evidence that the Ordered Programs and Documentation were electronically transmitted and received, respectively.


ORDER ACCEPTED AND ACKNOWLEDGED:


SAGENT TECHNOLOGY, INC.                 SIEBEL SYSTEMS, INC.


Signature: /s/ THOMAS M. LOUNIBOS       Signature: /s/ KEVIN A. JOHNSON
          ---------------------------             ------------------------------

Name:  Thomas M. Lounibos               Name:  Kevin A. Johnson
     --------------------------------        -----------------------------------

Title:  EVP of Sales                    Title:  Vice President of Legal Affairs
      -------------------------------         ----------------------------------

Date:   March 31, 1998                  Date:  March 31, 1998
     --------------------------------        -----------------------------------


                                     [SEAL]


                              Sagent Systems, Inc.
                    Software License and Services Agreement


Copyright(C) 1998 Sagent Systems, Inc.                revised internal-use0331b3
rev880311                                                                 Page 4



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT B

                         SAGENT MAINTENANCE OBLIGATIONS

1.        DEFINITIONS.

     A. "MAINTENANCE" shall mean Sagent's obligations set forth in this Agreement.

     B. "MAINTENANCE AND SUPPORT PERIOD" shall mean a twelve (12)-month period. The initial Maintenance and Support Period shall begin on the date of Customer's acceptance of the initial Licensed Materials.

     C. "MAINTENANCE AND SUPPORT" shall mean the maintenance and support services set forth in this Agreement. If Sagent increases its standard maintenance and support services generally available to its customers or distributors, Sagent shall make such increased maintenance and support services available to Siebel at the rate set forth herein.

     D. "MAINTENANCE AND SUPPORT FEES" shall mean fees payable in accordance with Section 3 of this Agreement.

     E. "SUPPORT" shall mean the services set forth in Section 3 of this Agreement.

     F.   "SUPPORTED PROGRAMS" shall mean the Licensed Products.

2. MAINTENANCE. In consideration of the Maintenance Fees paid in accordance with this Agreement, Sagent shall provide Customer with any and all Updates to the Supported Programs, promptly as such Updates become available. All Updates shall include an updated OLE/OB interface that enables the Siebel Programs to interface with the most updated version of the Licensed Materials. All Updates shall be provided for no additional charge. Sagent shall provide all Updates necessitated by new or successor releases of hardware and operating systems software, including but not limited to all subsequent versions of (1) the Windows and Windows NT client operating systems, (2) the Windows NT (Intel) server platform, (3) the Oracle, Sybase, Informix, Microsoft, and IBM DB2 RDBMS platforms and (4) the Microsoft OLE interface. Sagent shall provide such Updates within thirty (30) days of the date that the vendor of such hardware and/or software systems makes such subsequent versions generally available. Any versions of the Licensed Materials that operate on other operating systems or server platforms shall be considered Updates under this Agreement, Sagent shall make pre-release versions of Updates available to Customer to permit Customer to upgrade its internal use licenses to the next version. All Updates include updated Documentation.

3.        SUPPORT.

A. STANDARD SUPPORT. Sagent shall provide to Customer the Standard Support services set forth below ("Standard Support") at a rate of $40.000 per year. Standard Support shall consist of support services consistent with the following support obligations:

     Sagent shall establish and maintain the organization and processes to provide Support for Customer. Support shall include but not be limited to
     (i) a diagnosis of problems or performance deficiencies of the delivered products and (ii) a resolution of problems or performance deficiencies of the Supported Licensed Products. Sagent shall provide Support on a prompt and timely basis via both (1) toll-free phone support, and (2) Internet-based support pages that are generally accessible on a 7x24 basis. Sagent agrees to inform Customer in writing at least quarterly of all known anomalies, including known bugs, that then exist in the Licensed Products. Siebel may, in its discretion, notify Sagent of anomalies and bugs that it discovers or of which it becomes aware. Sagent will use its best efforts to cure, as described below, reported and reproducible errors in the Licensed Products so that the Licensed Products operate as specified in the Agreement. Customer recognizes four error levels.

          SEVERITY 1 - Critical Business Impact. The production use of the Licensed Products are stopped or so severely impacted that the Customer cannot reasonably continue work. Sagent will begin work on the error within one hour of notification and will engage development staff until an acceptable work around is achieved.

          SEVERITY 2 - Significant Business Impact. Important features of the Licensed Products are unavailable with no acceptable workaround. The implementation of production use of the Licensed Products is continuing but not stopped. However, there is a serious impact on the Customer's productivity and/or service levels. Sagent will begin work on the error within two hours of notification and will engage development staff until an acceptable work around is achieved.

          SEVERITY 3 - Some Business Impact. Important features of the Licensed Products unavailable but a workaround is available, or less significant features of the Licensed Products are unavailable with no reasonable workaround. Customer's work, regardless of the environment or product usage, has minor loss of operational functionality or implementation resources. Sagent will begin work on the error within a day of notification and will engage development staff.

          SEVERITY 4 - Minimum Business Impact. Siebel requests information, an enhancement, or documentation clarification regarding the Licensed Products but there is no impact on the operation of the Licensed Products. The implementation or production use of the Licensed Products is continuing and there is no work being impeded at the time. Sagent will provide an initial response regarding the requested information or documentation clarification within one week and will consider enhancements for inclusion in a subsequent Update.


Copyright (c) 1997 Sagent Systems, Inc.               revised internal-use0331b3
rev880311
                              Sagent Systems, Inc.
                     Software License and Service Agreement               Page 3

4. MAINTENANCE AND SUPPORT CONTINUITY. Maintenance and Support shall continue as renewed by Customer at Customer's option. If Customer fails to pay any amount due pursuant to the terms set forth above, and fails to cure such failure within sixty (60) business days from receiving a notice of such failure from Sagent, Sagent shall have the right to terminate Maintenance and Support to Customer without any liability to Sagent.